Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Unless the context requires otherwise, references to “Blaize,” “we,” “us,” “our” and “the Company” in this section are to the business and operations of Blaize, Inc. prior to the Business Combination and to Blaize Holdings, Inc. following the consummation of the Business Combination.

a.	Introduction

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, as amended by the Final Rule, Release No. 33-10786, “Amendments to the Financial Disclosures about Acquired and Disposed Businesses.” The unaudited pro forma condensed combined financial information presents the pro forma effects of the Business Combination and the material transactions that have occurred, or are probable of occurring, subsequent to the latest balance sheet date that are material to investors. The Business Combination and the related transactions, as further described elsewhere in the unaudited pro forma financial information, were completed on January 13, 2025 (the “Closing”).

BurTech is a blank check company incorporated in Delaware in March 2021. BurTech was formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. On December 10, 2021, BurTech consummated its IPO, generating gross proceeds of $287.5 million. Simultaneously with the closing of the IPO, BurTech consummated the sale of 898,250 private placement warrants at a purchase price of $10.00 per private placement warrant in a private placement to BurTech’s sponsor, BurTech LP LLC, a Delaware corporation (the “Sponsor”), generating gross proceeds of $9.0 million.

Blaize, incorporated in the State of Delaware in 2010, is an innovative semiconductor and software technology company dedicated to revolutionizing the world of AI. We provide AI accelerated computing solutions for the edge. Our mission is to enable enterprises to harness the power of AI at the edge, delivering real-time insights and decision-making capabilities with compelling speed and efficiency. With our innovative hardware and software solutions, we believe we are at the forefront of transforming industries and unlocking new possibilities in an increasingly connected and data-driven world.

b.	Description of the Business Combination

On December 22, 2023, Blaize entered into the Merger Agreement, which was subsequently amended on April 22, 2024, October 24, 2024 and November 21, 2024, pursuant to which on January 13, 2025, among other things, Merger Sub merged with and into Blaize, following which the separate corporate existence of Merger Sub ceased and Blaize became the surviving company and a wholly owned subsidiary of BurTech, on the terms and subject to the conditions set forth therein (collectively with the other transactions described in the Merger Agreement, the “Business Combination”). In connection with the consummation of the Business Combination, BurTech was renamed Blaize Holdings, Inc., also referred to as Blaize herein.

The equity exchange and financing related matters associated with the Business Combination are summarized as follows:

i.

Immediately prior to the Effective Time: (i) (a) the outstanding principal together with all accrued and unpaid interest on the Blaize Convertible Notes automatically converted into a number of shares of Blaize Common Stock in accordance with the terms of such Blaize Convertible Notes and the Blaize Convertible Note Purchase Agreements, as applicable and (b) each share of Blaize Preferred Stock converted into one share of Blaize Common Stock (collectively, the “Blaize Security Conversion”); and (ii) unless otherwise exercised prior to the Effective Time, the outstanding Company Warrants automatically (x) expired or (y) were exercised in full for shares of Company Common Stock, in each case, in accordance with the terms of such Blaize Warrant (the “Warrant Event”).

ii.

Immediately prior to the Effective Time, the Burkhan Convertible Notes that were outstanding, automatically converted, together with all accrued and unpaid interest thereon, into the right to receive a number of shares of Blaize Common Stock in accordance with the terms of such Burkhan Convertible Notes, and (ii) the outstanding Burkhan Warrants were automatically exercised in full for shares of Blaize Common Stock, in accordance with the terms of such Burkhan Warrants (collectively the “Burkhan Conversion Event”).

iii.

At the Effective Time, by virtue of the Merger and without any action on the part of any holder of Blaize Common Stock, each share of Blaize Common Stock, in each case, that was issued and outstanding immediately prior to the Effective Time (other than any shares subject to Blaize RSUs and Blaize Options and any Excluded Shares, and after giving effect to the Blaize Security Conversion, the Warrant Event and the Burkhan Conversion Event), were canceled and converted into the right to receive a number of shares of Blaize Common Stock equal to the quotient obtained by dividing (a) the Company Base Merger Consideration, by (b) the Aggregate Company Shares (the “Per Company Share Merger Consideration”).

iv.

Following the Closing but within the five-year period following the Closing Date, Eligible Blaize Holders are entitled to receive 15,000,000 Blaize Earnout Shares, and Burkhan is entitled to receive up to 2,600,000 Burkhan Earnout Shares, promptly after the occurrence of four separate Earnout Triggering Events. The Blaize Earnout Shares vest in four equal tranches of 3,750,000 shares. The Burkhan Earnout Shares vest in four equal tranches of 325,000 shares plus 325,000 Blaize Common Stock multiplied by the cash ratio (the “Proportionate Shares Number”). The “Cash Ratio” is the ratio equal to (x) Available Acquiror Cash, divided by (y) the Minimum Cash Amount. From the Closing until the five-year anniversary thereof, the earnout shares vest in four tranches if the volume-weighted price per share of Blaize Common Stock for at least 20 trading days in any 30-day trading period following the Closing equals or exceeds $12.50, $15.00, $17.50 or $20.00.

v.

As of the Effective Time, (i) each Blaize Option that was outstanding and unexercised as of immediately prior to the Effective Time automatically converted into (a) the right to receive a pro rata number of Blaize Earnout Shares and (b) a Blaize Option, upon substantially the same terms and conditions as in effect with respect to the corresponding Blaize Option and (ii) each Blaize RSU converted into (a) the right to receive a pro rata number of Blaize Earnout Shares and (b) a Blaize RSU, upon substantially the same terms and conditions as in effect with respect to the corresponding Blaize RSU.

vi.

On April 22, 2024, BurTech, Blaize, Inc. and BurTech LP LLC (the “Backstop Investor”) entered into the Backstop Agreement. The Backstop Investor agreed to purchase, concurrently with the closing of the Transaction, shares of BurTech Class A common stock, par value $0.0001 per share (the “Backstop Shares”), in a private placement for a purchase price of $10.00 per share (the “Per Share Subscription Price”) to backstop certain redemptions by Blaize’s shareholders. In the event that the Trust Amount is less than $30.0 million, the Backstop Investor irrevocably subscribes for and agrees to purchase from the Issuer, at the Per Share Subscription Price, the number of Backstop Shares equal to the quotient of (a) the difference of (x) $30.0 million minus (y) the Trust Amount divided by (b) $10.00, with such number of Backstop Shares to be rounded up to the nearest whole number, and the Issuer agrees to sell such Backstop Shares to the Backstop Investor at the Per Share Subscription Price.

vii.

On April 22, 2024, the Sponsor and BurTech entered into the Sponsor Forfeiture Agreement, whereby, conditioned on Closing, the Sponsor agrees to forfeit 2,000,000 Shares held by Sponsor (the “Forfeited Shares”), such forfeiture was effective immediately prior to the Closing.

viii.

At the Closing, Blaize received the sum of (1) the amount of cash available in the trust account into which substantially all of the proceeds of BurTech’s initial public offering and private placements of its warrants have been deposited, after deducting the amount required to satisfy BurTech’s obligations to its shareholders (if any) that exercise their rights to redeem their BurTech Class A Common Stock and payment of (a) any deferred underwriting commissions being held in the trust account and (b) any transaction expenses of BurTech and Blaize), plus (2) any Private Placement Investment actually received by BurTech prior to or substantially concurrently with the Closing Date, plus (3) the aggregate gross proceeds of $5.0 million received by Blaize pursuant to the Note Purchase Agreement, dated as of July 3, 2023, plus (4) any and all proceeds from financings prior to or substantially concurrently with the Closing (inclusive of proceeds received from the issuance of the Burkhan Convertible Notes and the Burkhan Warrants), plus (5) the amount contributed by or on behalf of the Sponsor and unaffiliated third-party investors pursuant to the PIPE Investment. The sum of these amounts will be at least equal to $125.0 million (the “Minimum Cash Amount”).

ix.

On and around December 31, 2024, the Company entered into an agreement (“Non-Redemption Agreement”) with one or more unaffiliated stockholders of the Company (each, an “Investor”) who agreed not to redeem (or validly rescind any redemption requests on) their shares of Class A common stock, par value $0.0001 per share of the Company (“Non-Redeemed Shares”), in connection with the Special Meeting. In exchange for the foregoing commitments not to redeem the Non-Redeemed Shares, Blaize and BurTech LP have agreed to guarantee that each Investor receives a return of $1.50 per Non-Redeemed Share whether Investor (i) sells the Non-Redeemed Shares in the open market or (ii) exercises its option to require the Company to repurchase the Non-Redeemed Shares in accordance with the Non-Redemption Agreement. As of the date of this filing, the Company has not concluded on the accounting analysis of such transaction, including the impacts of the Non-Redeemed Shares and accordingly, has not given pro forma effect to in the Unaudited Pro Forma Condensed Combined Financial Information. See additional information within Note 2 to the Unaudited Pro Forma Condensed Combined Financial Information.

x.

From December 31, 2024 through January 10, 2025, the Company and certain subscribers (each, a “Subscriber” and collectively, the “Subscribers”) entered into subscription agreements (each, a “PIPE Subscription Agreement” and collectively, the “PIPE Subscription Agreements”) pursuant to which the Company agreed to issue and sell to the Subscribers, immediately prior to the closing of the Merger, collectively, 1,540,300 shares of Class A Stock (the “PIPE Shares”) at a price per share equal to $10.00 (the “PIPE Investment”). The PIPE Subscription Agreement provides, among other things, that the Company will file a resale shelf registration statement on Form S-1 within forty-five (45) calendar days of the Closing.

xi.

On January 13, 2025, in connection with the consummation of the Business Combination and as contemplated by the Merger Agreement, the Sponsor issued a secured promissory note and pledge agreement (the “Sponsor Note”) to BurTech (the “Holder”) in the principal amount of $8,753,744.21, bearing an interest rate of 7% with annual compounding, compounded on December 31 each year the Sponsor Note remains outstanding for the remaining principal amount of the Sponsor Note as at the maturity date, until such remaining principal amount is paid. Pursuant to the Sponsor Note, the Sponsor granted a first priority security interest in, and pledges, 2,000,000 shares of Class A Stock and all additions, accessions and substitutions to the Holder to secure the satisfaction by the Sponsor of all its obligations to the Holder under the Sponsor Note. The Sponsor Note was issued in connection with the consummation of the Business Combination in satisfaction of the Acquiror Transaction Expenses (as defined in the Merger Agreement) that were due to third-party service providers on or immediately following Closing. As consideration for entry into the Sponsor Note, BurTech issued 750,000 shares of Class A Stock (“Sponsor Note Shares”) to the Sponsor in accordance with the terms of the Sponsor Note (the “Sponsor Note Issuance” and together with the PIPE Investment, the “Private Placements”). The shares of Class A Stock issued in consideration for the Sponsor Note were offered in a private placement under the Securities Act, pursuant to the Sponsor Note.

xii.

Redemptions occurring from September 30, 2024 through the date of Closing of (i) 241,120 BurTech public shares and removal of $2.8 million from the trust account, and (ii) 937,844 BurTech public shares and removal of $10.9 million from the trust account.

c.	Description of Other Material Transactions:

Material transactions that could impact the financial information of the latest balance sheet date that are material to investors, include the following:

i.

On April 26, 2024, BurTech and EF Hutton amended the Underwriting Agreement signed on December 10, 2021. In lieu of BurTech paying the full deferred underwriting commission of $10.1 million, EF Hutton agreed to accept a $1.5 million cash payment at the Closing of a Business Combination. Once this payment is made according to the new terms, BurTech’s obligation to deliver the deferred underwriting commission will be fulfilled.

ii.	Blaize issued or cancelled a net amount of 19,651,340 options from October 1, 2024 through the date of this filing.

d.	Accounting for the Business Combination

This unaudited pro forma condensed combined financial information should be read together with the historical financial statements and related notes of Blaize and BurTech, and other financial information included elsewhere in this prospectus.

Blaize has been determined to be the accounting acquirer of BurTech based on the following facts and circumstances:

•	Blaize is the larger entity in terms of substantive operations and employee base and is the ongoing operations of the combined entity.

•	Blaize’s existing shareholders will have the greatest voting interest in the combined entity, excluding option holder.

•	Blaize’s existing shareholders have the most significant influence of any shareholder regarding election and removal of the combined entity’s board of directors.

•	Blaize’s senior management is the senior management of the combined entity.

•	The combined company name is Blaize Holdings, Inc., i.e. the combined entity assumed Blaize’s name.

The preponderance of evidence as described above is indicative that Blaize is the accounting acquirer of BurTech. Accordingly, the merger between Blaize and BurTech is being accounted for as a reverse recapitalization, with BurTech being treated as the “acquired” company for financial reporting purposes. For accounting purposes, the reverse recapitalization is the equivalent of Blaize issuing stock for the net assets of BurTech, accompanied by a recapitalization. The net assets of BurTech are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the reverse recapitalization are those of Blaize.

e.	Basis of Pro Forma Presentation

The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information of Blaize upon consummation of the Business Combination and other events contemplated by the Merger Agreement. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial information are described in the accompanying notes.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that have been achieved had the Business Combination occurred on the dates indicated. The Business Combination proceeds remaining after the payment for the redemption of 1,178,964 public shares and payment of transaction costs related to the Merger are expected to be used for other general corporate purposes. Further, the unaudited pro forma condensed combined financial information does not purport to project the future operating results or financial position of Blaize following the completion of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed.

The following summarizes the pro forma Blaize Common Stock issued and outstanding immediately after the Business Combination and the related ownership percentages.

	Unaudited Pro Forma Combined Share Ownership in Blaize
	Number of Shares	Percentage Ownership
Blaize Stockholders(1)	55,571,107	54.7%
BurTech Public Stockholders(2)	5,456,999	5.4%
Sponsor and related parties(3)	14,456,132	14.2%
Final Closing Lenders(4)	25,673,479	25.3%
Other(5)	431,250	0.4%

Total shares at Closing	101,588,967	100.0%

(1)

The number of shares held by the Blaize Stockholders is comprised of (i) the exchange of the 17,518,791 issued and outstanding Blaize Common Stock for 13,663,527 shares of Blaize Class A Common Stock, which gives effect to 36,617 shares that have been issued since September 30, 2024 (ii) the settlement of Blaize Convertible Notes (excluding Burkhan Convertible Notes and Final Closing Lender Convertible Notes) in exchange for the issuance of 6,189,504 shares of Blaize Class A Common Stock, (iii) the conversion and net exercise of Blaize Warrants to 1,005,657 shares of Blaize Class A Common Stock, and (iv) the conversion of Blaize Redeemable Convertible Preferred Stock for 34,712,419 shares of Blaize Class A Common Stock based on the Exchange Ratio of approximately 0.78 shares of Blaize Class A Common Stock for one (1) share of Blaize Common Stock or common stock equivalent upon the Closing of the Business Combination.

The number of shares held by the Blaize Stockholders does not include (i) 4,070,299 shares of Blaize Class A Common Stock that are issued related to the conversion of the BurTech Notes or (ii) 21,173,479 shares of Blaize Class A Common Stock held by the Blaize Final Closing Lenders.

(2)

The number of shares held by BurTech Public Stockholders is determined by adding (i) 3,166,699 shares remaining after giving effect to redemptions, (ii) 1,540,300 shares that are issued associated with the PIPE, and (iii) 750,000 shares that are issued associated with the Sponsor Note Shares.

(3)

The number of shares held by the Sponsor and related parties is determined by adding (i) the Sponsor’s holdings of 10,385,750 BurTech’s Redeemable Class A Common Stock at September 30, 2024, as reduced by 2,000,000 of BurTech’s Redeemable Class A Common Stock that are to be forfeited as part of the Sponsor Forfeiture Agreement, (ii) 2,000,000 shares that are issued associated with Burkhan Warrants, and (iii) 4,070,299 shares issued upon conversion of the Burkhan Convertible Notes.

(4)

Final Closing Lender shares is determined by adding (i) 4,500,000 of Blaize Class A Common Stock issued upon net exercise of the warrants issued pursuant to the Blaize Warrant Financing and (ii) 21,173,479 of Blaize Class A Common Stock issued upon conversion of the Final Closing Lender Notes.

(5)	Represents ownership in Blaize Common Stock, attributable to existing holdings in BurTech Class A Common Stock that is held by underwriters associated with BurTech’s initial public offering.

The table above excludes Blaize shares associated with (i) Blaize Options, (ii) Blaize RSUs, (iii) any potential Blaize Earnout Shares and (iv) Public and Private Warrants.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

(in thousands)

	As of September 30, 2024			Note	As of September 30, 2024
	Blaize, Inc. (Historical)	BurTech Acquisition Corp. (Historical)	Material Event Adjustments (Note 3)		Transaction Accounting Adjustments (Note 4)	Note	Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$68,640	$—	—		$(5,560)	4(A)	$63,080
Restricted cash	—	67	—		33,055	4(R)	33,122
Accounts receivable (including related parties of $0)	1,784	—	—		(69)	4(B)	1,715
Inventories	8,406	—	—		—		8,406
Prepaid expenses and other current assets	6,081	126	—		4,221	4(C)	10,428

Total current assets	84,911	193	—		31,647		116,751
Investments held in Trust Account	—	49,915	—		(49,915)	4(D)	—
Property and equipment, net	2,032	—	—		—		2,032
Deferred income tax assets	1,069	—	—		—		1,069
Operating lease right of use assets	1,978	—	—		—		1,978
Other assets	670	—	—		—		670

Total Assets	$90,660	$50,108	$—		$(18,268)		$122,500

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$10,979	$—	—		$(474)	4(E)	$10,505
Accrued and other current liabilities	6,924	3,270	—		(2,692)	4(E)	7,502
Accrued loss on purchase commitments	1,396	—	—		—		1,396
Accrued compensation	3,326	—	—		—		3,326
Income tax payable	359	406	—		—		765
Due to Trust Account	—	69	—		(69)	4(B)	—
Advances from related party	—	2,164	—		(2,164)	4(F)	—
Promissory note – related party	—	1,500	—		(1,500)	4(F)	—
Current operating lease liabilities	655	—	—		—		655
Convertible notes, current	15,977	—	—		(15,977)	4(G)	—
Demand notes	—	—	—		—		—
Derivative liability – Backstop Subscription Agreement	—	447	—		(447)	4(Q)	—
Excise tax payable	—	2,523	—		—		2,523

Total current liabilities	39,616	10,379	—		(23,323)		26,672

	As of September 30, 2024					As of September 30, 2024
	Blaize, Inc. (Historical)	BurTech Acquisition Corp. (Historical)	Material Event Adjustments (Note 3)	Note		Transaction Accounting Adjustments (Note 4)		Note	Pro Forma Combined
Earnout shares liability	—	—	—			87,777		4(H)	87,777
Long-term operating lease liabilities	1,307	—	—			—			1,307
Warrant liabilities	7,755	—	—			(7,755)		4(I)	—
Convertible notes	148,551	—	—			(148,551)		4(G)	—
Other liabilities	25	—	—			—			25
Deferred underwriting commissions	—	10,063	(8,563)	3	(A)	(1,500)		4(J)	—

Total liabilities	197,254	20,442	(8,563)			(93,352)			115,781
Commitments and contingencies Convertible preferred stock	173,347	—	—			(173,347)		4(K)	—
Class A ordinary shares subject to possible redemption	—	49,495	—			(49,495)		4(L)	—
Stockholders’ equity (deficit):
BurTech Acquisition Corp. Class A Ordinary Shares	—	1	—			(1	) 4(M)		—
BurTech Acquisition Corp. Class B Ordinary Shares	—	—	—			—			—
Blaize Holdings, Inc. common stock	—	—	—			10		4(N)	10
Common stock	—	—	—			—			—
Treasury stock	—	—				—			—
Additional paid-in capital	142,618	—	—			622,527		4(O)	765,145
Accumulated deficit	(422,559)	(19,830)	8,563	3	(A)	(324,610)		4(P)	(758,436)

Total stockholders’ equity (deficit)	(279,941)	(19,829)	8,563			297,926			6,719

Total liabilities and stockholders’ equity (deficit)	$90,660	$50,108	$—			$(18,268)			$122,500

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2023

(in thousands, except per share amounts)

	Blaize, Inc. (Historical)	BurTech Acquisition Corp. (Historical)	Transaction Accounting Adjustments (Note 5)	Note	Pro Forma Combined
Revenue (including related party revenue of $3,840)	$3,856	$—	—		$3,856
Cost of revenue (exclusive of depreciation and amortization)	3,656	—	—		3,656
Research and development	18,115	—	7,162	5(A)	25,277
Selling, general and administrative	17,303	3,385	6,754	5(A)	27,442
Depreciation and amortization	2,040	—	—		2,040
Loss on purchase commitments	1,165	—	—		1,165
Transaction costs	105	—	12,596	5(B)	12,701

Total costs and expenses	42,384	3,385	26,512		72,281

Loss from operations	(38,528)	(3,385)	(26,512)		(68,425)

Other income (expense), net:
Pay-to-Play financing charge	(35,832)	—	—		(35,832)
Debt financing charge on 2023 convertible notes	(3,145)	—	—		(3,145)
Other expense, net	(255)	—	—		(255)
Gain on foreign exchange transactions	50	—	—		50
Change in fair value of convertible notes	(9,532)	—	(237,402)	5(C)	(246,934)
Change in fair value of warrant liabilities	(945)	—	(89,549)	5(D)	(90,494)
Other financing costs	—	—	—		—
Interest income earned on Trust Account	—	5,752	(5,752)	5(E)	—

Total other income (expense)	(49,659)	5,752	(332,703)		(376,610)

Loss before income taxes	(88,187)	2,367	(359,215)		(445,035)

(Benefit from) provision for income taxes	(598)	1,028	—		430

Net income (loss)	$(87,589)	$1,339	(359,215)		$(445,465)

Weighted average shares outstanding – basic and diluted	4,213,244	21,453,551			101,588,967

Net loss per share – basic and diluted	$(20.79)	$0.06			$(4.38)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024

(in thousands, except per share amounts)

	Blaize, Inc. (Historical)	BurTech Acquisition Corp. (Historical)	Transaction Accounting Adjustments (Note 6)	Note	Pro Forma Combined
Revenue (including related party revenue of $1,525)	$1,553	$—	$—		$1,553
Cost of revenue (exclusive of depreciation and amortization)	1,039	—	—		1,039
Research and development	15,765	—	6,862	6(A)	22,627
Selling, general and administrative	14,538	2,526	5,273	6(A)	22,337
Depreciation and amortization	688	—	—		688
Transaction costs	163	—	—		163

Total costs and expenses	32,193	2,526	12,135		46,854

Loss from operations	(30,640)	(2,526)	(12,135)		(45,301)

Other income (expense), net:
Debt financing charge on convertible notes	(464)	—	—		(464)
Other income, net	1,677	—	—		1,677
Loss on foreign exchange transactions	(62)	—	—		(62)
Change in fair value of convertible notes	(25,921)	—	25,921	6(B)	—
Change in fair value of warrant liabilities	1,255	—	(1,255)	6(C)	—
Change in fair value of derivative liabilities	—	(447)	447	6(E)	—
Interest income earned on Trust Account	—	1,892	(1,892)	6(D)	—

Total other income (expense)	(23,515)	1,445	23,221		1,151

Loss before income taxes	(54,155)	(1,081)	11,086		(44,150)

Provision for income taxes	348	406	—		754

Net income (loss)	$(54,503)	$(1,487)	$11,086		$(44,904)

Weighted average shares outstanding – basic and diluted	17,466,606	15,162,663			101,588,967

Net loss per share – basic and diluted	$(3.12)	$(0.10)			$(0.44)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 — Basis of Presentation

The merger between Blaize and BurTech is accounted for as a reverse recapitalization, with BurTech being treated as the “acquired” company for financial reporting purposes. For accounting purposes, the reverse recapitalization is the equivalent of Blaize issuing stock for the net assets of BurTech, accompanied by a recapitalization. The net assets of BurTech are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the reverse recapitalization are those of Blaize.

The unaudited pro forma condensed combined balance sheet of Blaize as of September 30, 2024 assumes that the transactions occurred on September 30, 2024. The unaudited pro forma condensed combined statement of operations of Blaize for the year ended December 31, 2023 and for the nine months ended September 30, 2024 presents pro forma effect to the transactions as if it had been completed on January 1, 2023.

The unaudited pro forma condensed combined balance sheet as of September 30, 2024 and unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2024 has been prepared using, and should be read in conjunction with, the following:

•	unaudited condensed consolidated financial statements of BurTech for the three and nine months ended September 30, 2024 and the related notes, included elsewhere in this prospectus; and

•	unaudited condensed consolidated financial statements of Blaize for the three and nine months ended September 30, 2024 and the related notes, included elsewhere in this prospectus.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023 has been prepared using, and should be read in conjunction with, the following:

•	consolidated financial statements of BurTech for the year ended December 31, 2023 and the related notes, included elsewhere in this prospectus; and

•	consolidated financial statements of Blaize for the year ended December 31, 2023 and the related notes, included elsewhere in this prospectus.

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and other material transactions and has been prepared for informational purposes only.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments (“Other Material Event Adjustments” and “Transaction Accounting Adjustments”). As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented. Article 11 of Regulation S-X allows for the presentation of reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Blaize has elected not to present Management’s Adjustments and will only be presenting Other Material Event Adjustments and Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The pro forma adjustments reflecting the Business Combination with BurTech are based on certain currently available information and certain assumptions and methodologies that BurTech believes are reasonable under the circumstances. The unaudited pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated.

Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible such differences may be material. BurTech believes that these assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination.

The pro forma condensed combined provision for income taxes does not necessarily reflect the amounts that would have resulted had Blaize filed consolidated income tax returns during the periods presented.

The unaudited pro forma basic and diluted net loss per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of Blaize shares outstanding, assuming the Business Combination occurred on January 1, 2023.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of Blaize. They should be read in conjunction with the historical financial statements and notes thereto of BurTech and Blaize.

Note 2 — Accounting Policies and In-Process Accounting Analysis

Upon completion of the accounting for the completed Business Combination, management will perform a comprehensive review of BurTech’s accounting policies. As a result of the review, management may identify differences between the accounting policies of the companies which, when conformed, could have a material impact on the combined financial statements. Based on its initial analysis, management has not identified any material differences in accounting policies that would have a material impact on the unaudited pro forma condensed combined financial information.

On and around December 31, 2024, the Company entered into the Non-Redemption Agreement with one or more unaffiliated stockholders of the Company who agreed not to redeem (or validly rescind any redemption requests on) their shares of Class A common stock, par value $0.0001 per share of the, in connection with the Special Meeting. In exchange for the foregoing commitments not to redeem the Non-Redeemed Shares, Blaize and BurTech LP agreed to guarantee that each Investor receives a return of $1.50 per Non-Redeemed Share whether Investor (i) sells the Non-Redeemed Shares in the open market or (ii) exercises its option to require the Company to repurchase the Non-Redeemed Shares in accordance with the Non-Redemption Agreement. The Company has not completed its analysis of the accounting for the Non-Redeemed Shares, but will evaluate the provisions to determine if the instrument will be accounted for in accordance with:

•

ASC 480 — Distinguishing Liabilities from Equity — if the instrument is treated as a liability, it will be recognized at fair value upon issuance and each reporting period with changes in fair value recognized in income

•

ASC 815 — Derivative and Hedging — and if the instrument meets the criteria to be accounted for within equity, the fair value of the instrument will be recognized as a component of equity. If the instrument does not meet the criteria to be accounted for within equity, it will be recognized as a liability at fair value upon issuance and each reporting period with changes in fair value recognized in income.

The Company has not yet completed a valuation to determine the fair value of the instrument and results of the accounting may be material to the post-combination entity

Note 3 — Adjustments to Unaudited Pro Forma Condensed Combined Financial Information for Other Material Events

Subsequent to September 30, 2024, BurTech has had certain events occur, or that were probable of occurring, that are considered material to investors.

BurTech Material Event Adjustments — BurTech adjustments include:

(A)

Adjustment reflects the effects of the April 26, 2024 amended Underwriting Agreement between BurTech and EF Hutton, whereby in lieu of BurTech paying the full deferred underwriting commission of $10.1 million, EF Hutton agreed to accept a $1.5 million settlement if the Business Combination closes. Accordingly, an adjustment has been made to reduce the deferred underwriting commission liability by $8.6 million, with a corresponding adjustment to accumulated deficit.

Note 4 — Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The pro forma Blaize and Transaction Accounting Adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

(A)

Cash and cash equivalents — Reflects the Transaction Accounting Adjustments impact of the Business Combination on the cash and cash equivalents balance of Blaize. The table below summarizes the pro forma adjustments as follows:

Description	Note	Amount
(Amounts in thousands)
Reclassification of funds held in the Trust Account	4(A)(i)	$36,278
Payment of transaction costs and other costs	4(A)(ii)	(19,022)
Repayment of BurTech related party notes and advance	4(A)(iii)	(3,664)
Payment of deferred underwriting fee payable	4(A)(iv)	(1,500)
Proceeds from PIPE	4(A)(v)	15,403
Reclassification of restricted cash	4(A)(vi)	(33,055)

Pro Forma Adjustment – Cash and cash equivalents		$(5,560)

(i)

Represents the release of $36.3 million of funds held in the Trust Account upon the Closing of the Business Combination subsequent to redemptions. After giving effect to the $33.1 million reclassification of funds to restricted cash pursuant to Note 4(R), Restricted cash, the remaining funds will be made available for the ongoing operations of Blaize as cash and cash equivalents. Refer to Note 4(D), Investments held in the Trust Account, for the corresponding pro forma adjusting entries for the decrease of funds held in the Trust Account.

(ii)

Reflects the payment of $19.0 million of nonrecurring transaction costs incurred, or estimated transaction costs remaining to be incurred, settled prior to, or upon, the Closing of the Business Combination. Amount represents the costs of financial advisory, legal, and other professional services, in connection with the Business Combination.

Of the $19.0 million estimated transaction costs, approximately $11.4 million are incurred by BurTech. $2.3 million of BurTech’s total $11.4 million transaction costs were included on BurTech’s historical balance sheet as of September 30, 2024 as a component of BurTech’s accrued expenses and other current liabilities balance. See Note 4(E), Accounts payable and accrued and other current liabilities, for the corresponding pro forma adjusting entries. The approximate remaining amount of $9.1 million consists of transaction costs incurred by BurTech. These amounts exclude the $1.5 million of BurTech’s transaction costs relating to the deferred underwriting fees described in Note 4(A)(iv), Cash and cash equivalents, and Note 4(J), Deferred underwriting commissions.

As of September 30, 2024, $0.9 million of Blaize’s total $7.6 million in expected transaction costs were accrued on the historical balance sheet of Blaize as a component of Blaize’s accounts payable and accrued expense balances. See Note 4(E), Accounts payable and accrued and other current liabilities, for the corresponding pro forma adjusting entries. The approximate remaining amount of $6.7 million consists of transaction costs incurred by Blaize (see Note 4(O)(i) Additional paid-in capital and Note 4(P)(ii), Accumulated deficit, for the corresponding $5.6 million and $1.1 million change to Blaize’s additional paid-in capital and accumulated deficit balances).

(iii)

Represents the settlement of certain convertible working capital loans from the Sponsor to BurTech in the amount of $1.5 million and the settlement of advance from the Sponsor to BurTech in the amount $2.2 million. The convertible promissory notes were settled in cash, rather than converted to Blaize equity.

(iv)

Reflects the payment of deferred underwriting commissions incurred during BurTech’s IPO, which was settled in cash, in the amount of $1.5 million. See Note 4(J), Deferred underwriting commissions, for the corresponding pro forma adjusting entries.

(v)

Reflects the proceeds of $15.4 million from the issuance and sale of 1.5 million shares of Blaize common stock, with a per share par value of $0.0001, at $10.00 per share pursuant to the PIPE Investment. See Note 4(O)(x), Additional paid-in capital, for the corresponding pro forma adjusting entries.

(vi)

Amount represents the reclassification of $33.1 million to restricted cash pursuant to the Non-Redemption Agreements, whereby the amounts are required to be held in a separate escrow account at the Closing of the Business Combination and held until such Non-Redeemed Shares are either sold in the market and/or put to the Company and such funds are then distributed to the Investors and Company accordingly. See Note 4(R), Restricted cash, for the corresponding pro forma adjusting entries.

(B)

Accounts receivable — Receivable and payable reflects the amount due to be reimbursed to the Trust Account from the Sponsor. Pro forma adjustment assumes settlement of these amounts upon execution of the Business Combination and settlement of the Trust Account.

(C)

Prepaid expenses and other current assets — Reflects (i) the reclassification of $4.5 million of transaction costs incurred by Blaize in conjunction with the Business Combination and which are capitalized within Blaize’s prepaid expenses and other current assets as of September 30, 2024. Upon the close of the Business Combination, such costs were reclassified as an equity issuance cost, resulting in a $4.5 million decrease to prepaid expenses and other current assets and a $4.5 million decrease to additional paid-in capital. Additionally, reflects the (ii) $8.8 million note receivable related to the Sponsor Note for which BurTech issued 750 thousand shares of New Blaize common stock pursuant to the Sponsor Note Issuance. See Note 4(O)(ii) and (x), Additional paid-in capital, for the corresponding pro forma adjusting entries.

(D)

Investments held in the Trust Account — Represents the reclassification of $36.3 million of funds associated with the Investments held in the Trust Account that become available at the Closing of the Business Combination after giving effect to the impact of redemptions of BurTech’s Class A Redeemable Common Stock amounting to $13.6 million. See Note 4(A)(i), Cash and cash equivalents and Note 4(L), Class A Common Stock subject to redemption and for the corresponding pro forma adjusting entries.

(E)

Accounts payable and accrued and other current liabilities — Reflects the payment of $2.3 million of nonrecurring transaction costs incurred by BurTech for legal services settled prior to, or upon, the Closing of the Business Combination. Additionally, reflects the payment of $0.9 million of nonrecurring transaction costs incurred by Blaize for financial advisory, legal, and other professional services settled prior to, or upon, the Closing of the Business Combination. See Note 4(A)(ii), Cash and cash equivalents, for the corresponding pro forma adjusting entries.

(F)

BurTech advances and working capital loans — Represents the settlement of certain convertible working capital loans from the Sponsor to BurTech in the amount of $1.5 million and the settlement of advance from the Sponsor to BurTech in the amount $2.2 million. The convertible promissory notes were settled in cash, rather than converted to BurTech equity, and paid off with funds from the Merger. See Note 4(A)(iii), Cash and cash equivalents, for the corresponding pro forma adjusting entries.

(G)

Convertible notes — Immediately prior to the closing of the Business Combination, all outstanding amounts of the convertible notes, including those issued to the Final Closing Lenders, as defined, together with all accrued and unpaid interest thereon, converted into shares of Blaize Common Stock. As the convertible notes are accounted for at fair value or are expected to be recorded at fair value on a recurring basis, the Company performed a final fair value measurement using the value of Blaize shares ultimately to be issued to such lenders. The measurement was performed using an assumed market price of $13.09 per share on the first date of trading, which resulted in a loss related to the change in fair value of $246.9 million. See Note 4(P)(iii) Accumulated deficit, for corresponding pro forma entries. The remeasured value of $411.5 million was reclassified into additional paid in capital, see Note 4(O)(iii) Additional paid-in capital, for corresponding pro forma entries.

(H)

Earnout shares liability — Reflects the preliminary estimated fair value of liability classified Blaize Equityholders’ Earnout Shares of $87.8 million as of September 30, 2024, with a corresponding decrease of $87.8 million to additional paid-in capital. See Note 4(O)(iv) Additional paid-in capital, for corresponding pro forma entries. For further information on the earnout shares, see Note 7.

(I)

Warrant liabilities — Immediately prior to the Effective Time, the outstanding Blaize warrants were automatically net exercised in full for shares of Blaize Common Stock or such warrants expired. Pro forma adjustment reflects (i) the final remeasurement to fair value of $90.5 million and (ii) the elimination of a liability of $98.2 million associated with such warrant liabilities which occurred in conjunction with the Closing and the settlement into equity as part of the recapitalization and equity exchange. The warrant treatment assumes that certain Blaize warrants that were out of the money at Closing Date remain unexercised and therefore expire. See Note 4(O)(v), Additional paid-in capital, and Note 4(P)(iv), Accumulated deficit, for the corresponding pro forma adjusting entries.

(J)

Deferred underwriting commissions — Reflects the settlement of BurTech’s $1.5 million deferred underwriting commissions at the Closing of the Business Combination from the funds held in the Trust Account. Refer to Note 4(A)(iv), Cash and cash equivalents, for the corresponding adjusting pro forma entries.

(K)

Convertible preferred stock — Represents the conversion of 44,494,703 shares of Blaize Redeemable Convertible Preferred Stock into 44,494,703 shares of Common Stock, immediately prior to the Closing of the Business Combination as part of the Blaize Security Conversion event, resulting in the reclassification of $173.3 million from mezzanine equity to permanent equity.

(L)

Class A Common Stock subject to redemption — Represents the reclassification of $35.9 million of BurTech’s Redeemable Class A Common Stock, which was not redeemed, from temporary equity (mezzanine) to permanent equity of Blaize after giving effect to the redemption of 1,178,964 public shares. The redemptions were paid with funds from the trust account, amounting to $13.6 million. Refer to Note 4(D), Investments held in the Trust Account, and Note 4(O)(vii), Additional paid-in capital, for the corresponding pro forma adjusting entries.

(M)	BurTech Acquisition Corp. Class A Ordinary Shares — Represents adjustment to reclassify the par value associated with BurTech’s Class A Ordinary shares to the par value associated with Blaize.

(N)	Blaize Common Stock — Represents the adjustment to establish the value of the common stock based on a par value of $0.0001 as applied to 101,588,967 shares of Blaize outstanding at the Effective Time.

(O)	Additional paid-in capital — Represents the impact of the Business Combination on additional paid-in capital. The table below summarizes the pro forma adjustments as follows:

Description	Note	Amount
(Amounts in thousands)
Blaize Transaction Expenses	4(O)(i)	$(5,562)
Reclass of Deferred Transaction Costs	4(O)(ii)	(4,533)
Conversion of Blaize Convertible Notes	4(O)(iii)	411,462
Recognition of liability classified Earnout Shares	4(O)(iv)	(87,777)
Conversion of Blaize Warrants	4(O)(v)	98,249
Conversion of Blaize Redeemable Convertible Preferred Stock	4(O)(vi)	173,338
Reclassification of BurTech’s Redeemable Class A Common Stock	4(O)(vii)	35,858
Recognition of stock based compensation associated with performance condition awards	4(O)(viii)	5,864
Reclassification of BurTech’s accumulated deficit to additional paid-in capital (elimination)	4(O)(ix)	(28,976)
Issuance of PIPE Investment and Sponsor Note	4(O)(x)	24,157
Reversal of Derivative Liability	4(O)(xi)	447

Pro Forma Adjustment – Additional paid-in capital		$622,527

(i)

Represents transaction costs of approximately $5.6 million incurred by Blaize related to financial advisory, legal, and other professional services, in connection with the Business Combination prior to the Closing. These costs are non-recurring in nature. Refer to Note 4(A)(ii), Cash and cash equivalents, for the corresponding pro forma adjusting entries.

(ii)

Reflects the reclassification of $4.5 million of transaction costs incurred by Blaize in conjunction with the Business Combination and which are capitalized within prepaid expenses and other current assets as of September 30, 2024. Upon the close of the Business Combination, such costs were reclassified as an equity issuance cost, resulting in a $4.5 million decrease to prepaid expenses and other current assets and a $4.5 million decrease to additional paid-in capital. Refer to Note 4(C), Prepaid expenses and other current assets, for the corresponding pro forma adjusting entries.

(iii)

Immediately prior to the closing of the Business Combination, all outstanding amounts of the convertible notes, including those issued to the Final Closing Lenders, together with all accrued and unpaid interest thereon, converted into shares of Blaize Common Stock. The remeasured value of $411.5 million was reclassified into additional paid in capital. Refer to Note 4(G), Convertible notes, for the corresponding adjusting pro forma entries.

(iv)

Reflects the preliminary estimated fair value of liability classified Blaize Equityholders’ Earnout Shares of $87.8 million as of September 30, 2024, with a corresponding recognition of $87.8 million Earnout Shares liability. Refer to Note 4(H), Earnout shares liability, for the corresponding pro forma adjusting entries and Note 7 for further information.

(v)

Reflects the conversion of the final remeasured warrant liability of $98.2 million which occurred in conjunction with the Closing and the settlement into Blaize Common stock as part of the Warrant Event. Refer to Note 4(I), Warrant liabilities, for the corresponding pro forma adjusting entries. The warrant treatment assumes that certain warrants were out of the money at Closing Date remain unexercised and therefore expire.

(vi)	Represents the conversion of 44,494,703 shares of Blaize Redeemable Convertible Preferred Stock into 44,494,703 shares of Blaize Common Stock, immediately prior to the Closing of the

Business Combination as part of the Blaize Security Conversion event, resulting in the reclassification of $173.3 million from mezzanine equity to permanent equity. Refer to Note 4(K), Convertible preferred stock, for the corresponding pro forma adjusting entries.

(vii)

Represents the reclassification of $35.9 million of BurTech’s Redeemable Class A Common Stock from temporary equity (mezzanine) to permanent equity after giving effect to redemptions Refer to Note 4(L), Class A Common Stock subject to redemption, for the corresponding pro forma adjusting entries.

(viii)

Reflects the recognition of $5.9 million of stock-based compensation expense associated with Blaize performance-based equity awards that have a portion that are immediately vested upon the successful completion of a Business Combination. Refer to Note 4(P)(v), Accumulated deficit, for the corresponding pro forma adjusting entries.

(ix)

Reflects the $29.0 million elimination of BurTech’s historical accumulated deficit as part of the reverse recapitalization at the Closing of the Business Combination, after giving effect to the $9.1 million of transaction costs expected to be incurred by BurTech related to the Business Combination (as described in Note 4(A)(ii), Cash and cash equivalents, and Note 4(P)(vi), Accumulated deficit).

(x)

Reflects the recording of $24.2 million from the issuance and sale of (i) 1.5 million shares of Blaize common stock, with a per share par value of $0.0001, at $10.00 per share pursuant to the PIPE Investment, and (ii) 750 thousand shares of Blaize common stock, pursuant to the Sponsor Note Issuance. See Note 4(A)(v), Cash and cash equivalents, and Note 4(C), Prepaid expenses and other current assets for the corresponding pro forma adjusting entries.

(xi)

Reflects the reversal of the $0.4 million BurTech derivative liability related to the Backstop Agreement in connection with the consummation of the Business Combination. Refer to Note 4(Q), Derivative liability — Backstop Subscription Agreement, for the corresponding adjusting pro forma entries.

(P)	Accumulated deficit — Represents the impact of the Business Combination on accumulated deficit. The table below reflects the pro forma adjustments as follows:

Description	Note	Assuming No Redemptions
(Amounts in thousands)
BurTech Transaction Expenses	4(P)(i)	$(9,146)
Blaize Transaction Expenses	4(P)(ii)	(1,148)
Remeasurement of Blaize Convertible Notes	4(P)(iii)	(246,934)
Remeasurement of Warrants	4(P)(iv)	(90,494)
Recognition of stock based compensation associated with performance condition awards	4(P)(v)	(5,864)
Reclassification of BurTech’s accumulated deficit to additional paid-in capital (elimination) and other charges	4(P)(vi)	28,976

Pro Forma Adjustment – Accumulated deficit		$(324,610)

(i)

Amount represents certain transaction related expenses incurred subsequent to September 30, 2024 by BurTech prior to the Closing. Refer to Note 4(A)(ii), Cash and cash equivalents, for the corresponding adjusting pro forma entries.

(ii)

Amount includes $0.9 million of transaction costs associated with issuance of the Earnout Shares to nonemployees, which are liability-classified instruments, and which are subsequently measured at fair value. Accordingly, these transaction costs were recorded to accumulated deficit, based on a relative fair value allocation compared to all financial instruments issued as part of the Business Combination. Further amount includes $0.2 million of audit-related fees incurred with the transaction and expected to be paid at close that are not direct and incremental to the consummation of the Business Combination and therefore are expected to be expensed, with a corresponding increase to accumulated deficit. Refer to Note 4(A)(ii), Cash and cash equivalents, for the corresponding adjusting pro forma entries.

(iii)

Represents the final remeasurement of Blaize convertible notes which are accounted for under the fair value option, at the time of the Blaize Security Conversion resulting in an increase to accumulated deficit of $246.9 million. Refer to Note 4(G), Convertible notes, for the corresponding adjusting pro forma entries.

(iv)

Represents the final remeasurement of Blaize liability classified warrants at the time of the Warrant Event, which results in a $90.5 million loss on remeasurement to mark the warrants to fair value. Adjustment includes the recognition of $5.3 million of gain on expiration of certain Blaize warrants that are out of the money at the Warrant Event date and are assumed to not net exercise. Accordingly, the expiration of such warrants has been reflected as a decrease to the warrant liability and a decrease to accumulated deficit. Refer to Note 4(I), Warrant liabilities, for the corresponding adjusting pro forma entries.

(v)

Reflects the recognition of $5.9 million of stock-based compensation expense associated with Blaize performance-based equity awards that have a portion that are immediately vested upon the successful completion of the Business Combination. Refer to Note 4(O) (viii), Additional paid-in capital, for the corresponding adjusting pro forma entries.

(vi)

Reflects the reclassification of BurTech’s historical accumulated deficit to additional paid-in capital in connection with the consummation of the Business Combination, inclusive of the $9.1 million discussed in Note 4(A)(ii), Cash and cash equivalents. Refer to Note 4(O)ix, Additional paid-in capital, for the corresponding adjusting pro forma entries.

(Q)

Derivative liability — Backstop Subscription Agreement — Reflects the reversal of the $0.4 million BurTech derivative liability related to the Backstop Agreement in connection with the consummation of the Business Combination. Refer to Note 4(O)(xi), Additional paid-in capital, for the corresponding adjusting pro forma entries.

(R)

Restricted cash — Amount represents the reclassification of $33.1 million from cash and cash equivalents to restricted cash pursuant to the Non-Redemption Agreements, whereby the amounts are required to be held in a separate escrow account at the Closing of the Business Combination and held until such Non-Redeemed Shares are either sold in the market and/or put to the Company and such funds are then distributed to the Investors and Company accordingly. See Note 4(A)(vi), Cash and cash equivalents, for the corresponding pro forma adjusting entries.

Note 5 — Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2023

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023, are as follows:

(A)

Reflects estimated stock-based compensation to be incurred assuming the Closing of the Business Combination occurred on January 1, 2023, with details of the effects on the impacted financial statement line items as follows:

Description	Note	Research and development	Selling, general and administrative
(Amounts in thousands)
Stock-based compensation associated with Earnout shares	5(A)(i)	$5,018	$6,518
Stock-based compensation upon achievement of performance condition	5(A)(ii)	2,144	236

Pro Forma Adjustment – Stock-based compensation		$7,162	$6,754

i.

Represents estimated stock-based compensation measured as of the closing date for the portion of the Earnout Shares issuable to existing option holders with continuing service requirements, and assuming no forfeitures (see Note 7) recognized stock-based compensation for the year as an increase of $5.0 million to research and development expense and $6.5 million to selling, general and administrative expense.

ii.

Reflects incremental stock-based compensation expense associated with Blaize RSUs granted to employees which vest upon satisfaction of both a service condition and liquidity condition, which are satisfied upon completion of the Business Combination. The liquidity event has not been deemed probable for expense recognition in the historical unaudited condensed consolidated statement of operations and the triggering event only becomes probable upon a liquidity event, in this case, the Merger. The Company has recorded the incremental stock- based compensation expense for the year as an increase of $2.1 million to research and development expense and $0.2 million to selling, general and administrative expense.

(B)

Amount represents the transaction expenses incurred by both BurTech and Blaize prior to Closing. Impact is calculated as (i) $11.5 million of incurred transaction costs by BurTech to be expensed by BurTech prior to close, (ii) $0.9 million of transaction costs incurred by Blaize associated with issuance of the Earnout Shares to nonemployees, which are liability-classified instruments, and which are subsequently measured at fair value. Accordingly, these transaction costs were expensed, based on a relative fair value allocation compared to all financial instruments issued as part of the Business Combination and (iii) $0.2 million of audit related fees incurred with the transaction and paid at close that are not direct and incremental to the consummation of the Business Combination and therefore are expensed.

(C)

Reflects (i) the elimination of $9.5 million of loss on changes in the fair value of Blaize’s convertible notes, which were accounted for under the fair value option during the year ended December 31, 2023, offset by (ii) the reflection of a final fair value measurement associated with all convertible notes, assuming the date of the closing is January 1, 2023, resulting in a loss on remeasurement of $246.9 million.

(D)	Reflects estimated impacts to the pro forma statement of operations associated of the various warrants, the details of such effect are as follows:

Description	Note
(Amounts in thousands)
Elimination of loss on changes in fair value of warrants	5(E)(i)	$945
Final remeasurement of warrants at time of Warrant Event	5(E)(ii)	(90,494)

Pro Forma Adjustment – Warrants		$(89,549)

i.	Reflects the elimination of $0.9 million of loss on changes in the fair value of Blaize’s liability classified warrants during the year ended December 31, 2023.

ii.

Reflects the final fair value measurement associated with all liability classified warrants at the time of the Warrant event, assuming the date of the Closing is January 1, 2023. Such measurement results in a loss on remeasurement of $90.5 million.

(E)

Represents the elimination of $5.8 million of BurTech’s historical interest income earned on the funds held in the Trust Account, which was dissolved and liquidated upon the Closing of the Business Combination.

Note 6 — Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the Nine Months Ended September 30, 2024

(A)	Reflects estimated stock-based compensation to be incurred for the nine months ended September 30, 2024, with details of the effects on the impacted financial statement line items as follows:

Description	Note	Research and development	Selling, general and administrative
(Amounts in thousands)
Stock-based compensation associated with Earnout shares	6(A)(i)	$3,763	$4,888
Stock-based compensation upon achievement of performance condition	6(A)(ii)	3,099	385

Pro Forma Adjustment – Stock-based compensation		$6,862	$5,273

(i)

Represents estimated stock-based compensation measured as of the closing date for the portion of the Earnout Shares issuable to existing option holders with continuing service requirements, and assuming no forfeitures (see Note 7) resulting in recognized stock-based compensation for the nine months as an increase of $3.8 million to research and development expense and $4.9 million to selling, general and administrative expense.

(ii)

Reflects incremental stock-based compensation expense associated with Blaize RSUs granted to employees which vest upon satisfaction of both a service condition and liquidity condition, which are satisfied upon completion of the Business Combination. The liquidity event has not been deemed probable for expense recognition in the historical unaudited condensed consolidated statement of operations and the triggering event only becomes probable upon a liquidity event, in this case, the Merger. The Company has recorded the incremental stock- based compensation expense for the nine months as an increase of $3.1 million to research and development expense and $0.4 million to selling, general and administrative expense.

(B)

Reflects the elimination of $25.9 million of loss on changes in the fair value of Blaize’s convertible notes which were accounted for under the fair value option during the nine months ended September 30, 2024.

(C)	Reflects the elimination of $1.3 million of gain on changes in the fair value of Blaize’s liability classified warrants during the nine months ended September 30, 2024.

(D)

Represents the elimination of $1.9 million of BurTech’s historical interest income earned during the nine months ended September 30, 2024 on the funds held in the Trust Account, which were dissolved and liquidated upon the Closing of the Business Combination.

(E)	Represents the elimination of $0.4 million of loss on changes in the fair value of BurTech’s derivate liability associated with the Backstop Agreement during the nine months ended September 30, 2024.

Note 7 — Earnouts

Following the Closing, the Eligible Blaize Equityholders (including holders of Blaize Options or Blaize RSUs) have the right to receive up to 15,000,000 Blaize Earnout Shares in four tranches upon the occurrence of the Earnout Triggering Events during the Earnout Period. Further, following the Closing, Burkhan have the right to receive up to 2,600,000 Burkhan Earnout Shares in four tranches upon the occurrence of the Earnout Triggering Events during the Earnout Period. The total amount of Burkhan Earnout Shares to be issued is dependent on the Proportionate Shares Number, which is equal to 325,000 Acquiror Class A Common Stock multiplied by the cash ratio.

•

upon the occurrence of Triggering Event I, a one-time issuance of 3,750,000 Company Earnout Shares to Blaize Equityholders will be made and a one-time issuance of Burkhan Earnout Shares in an amount equal to the sum of (x) 325,000 plus (y) the Proportionate Shares Number will be made. Triggering Event I means the first date during the Earnout Period on which the closing stock price of Blaize Class A Common Stock is greater than or equal to $12.50 per share for twenty (20) trading days within any thirty (30) consecutive trading day period;

•

upon the occurrence of Triggering Event II, a one-time issuance of 3,750,000 Company Earnout Shares to Blaize Equityholders will be made and a one-time issuance of Burkhan Earnout Shares in an amount equal to the sum of (x) 325,000 plus (y) the Proportionate Shares Number will be made. Triggering Event II means the first date during the Earnout Period on which the closing stock price of Blaize Class A Common Stock is greater than or equal to $15.00 per share for twenty (20) trading days within any thirty (30) consecutive trading day period;

•

upon the occurrence of Triggering Event III, a one-time issuance of 3,750,000 Company Earnout Shares to Blaize Equityholders will be made and a one-time issuance of Burkhan Earnout Shares in an amount equal to the sum of (x) 325,000 plus (y) the Proportionate Shares Number will be made. Triggering Event III means the first date during the Earnout Period on which the closing stock price of Blaize Class A Common Stock is greater than or equal to $17.50 per share for twenty (20) trading days within any thirty (30) consecutive trading day period;

•

upon the occurrence of Triggering Event IV, a one-time issuance of 3,750,000 Company Earnout Shares to Blaize Equityholders will be made and a one-time issuance of Burkhan Earnout Shares in an amount equal to the sum of (x) 325,000 plus (y) the Proportionate Shares Number will be made. Triggering Event IV means the first date during the Earnout Period on which the closing stock price of Blaize Class A Common Stock is greater than or equal to $20.00 per share for twenty (20) trading days within any thirty (30) consecutive trading day period.

Earnout shares issuable to any eligible recipient in respect of Blaize Options or Blaize RSUs held by such recipient as of immediately prior to the Closing shall be issued to such recipient only if such recipient continues to provide services (whether as an employee, director or individual independent contractor) to Blaize or one of its subsidiaries through the date of the occurrence of the corresponding Triggering Event.

1.	Earnout Shares Issued to Holders of Blaize Stock Options and Blaize RSUs

The preliminary accounting conclusion related to the grant of Blaize Earnout Shares to existing holders of stock options or restricted stock units is considered a compensatory award and accounted for under ASC 718, Share-Based Compensation as the Blaize Earnout Shares are subject to forfeiture based on the satisfaction of certain service conditions. Each Triggering Event is considered a market condition. The requisite service condition is the period of time it takes to achieve all four market conditions. As this is not explicitly stated in the earnout arrangement, the service period is implied from the expected period over which the shares are expected to achieve the market condition. Under this guidance, the award is measured at fair value at the grant (or issue) date using the Monte Carlo simulation model and expense is recognized over the derived service period of 5 years. Further these awards have been determined to be equity classified and accordingly will not be remeasured at each reporting date.

The preliminary estimated fair value of the Blaize Earnout Shares subject to ASC 718 was $57.7 million, assuming the service conditions were met and assuming no forfeitures. The vested amounts of $11.5 million for the year ended December 31, 2023 and $8.7 million for the nine months ended September 30, 2024 were recorded as stock- based compensation expense in the unaudited pro forma condensed combined statements of operations as it was probable the market condition would be met.

2.	Earnout Shares Issued to Blaize and Burkhan

The earnout shares to be issued to all other Blaize equityholders not within the scope of ASC 718 and to Burkhan were evaluated under ASC Topic 480, Distinguishing Liabilities from Equity, to determine if the earnout award agreements should be classified as a liability. As part of that analysis, it was determined that the earnout shares are freestanding and not liability classified under ASC 480. It was next evaluated whether the earnout shares represented a derivative instrument pursuant to ASC Topic 815, Derivatives and Hedging. Paragraph ASC 815-10-15-74(a) provides a scope exception to derivative accounting and states that a reporting entity shall not consider contracts that are both (a) indexed to an entity’s own stock and (b) classified in stockholders’ equity in its statement of financial position to be derivative instruments. In order to conclude that the earnout shares meet this scope exception and whether they should be accounted for as equity under ASC 815-40, it was evaluated whether the earnout shares meet both of these requirements. The preliminary accounting conclusions for the earnout shares under the arrangement resulted in liability classification pursuant to ASC 815-40. The liability for such Earnout Shares will be remeasured at each reporting date with changes in the fair value recorded to earnings.

The Company has placed a value of $87.8 million on the liability. The earnout liability will be remeasured at each reporting date with changes in the fair value recorded to earnings.

3.	Fair Value of Earnout Shares

The fair value of the Blaize Earnout Consideration that was not subject to ASC 718 was determined by using the assumed stock price of Blaize of $10.00 at the grant date and multiplying it by the expected probability of achieving the market conditions.

Note 8 — Net Loss Per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding and the issuance of additional shares in connection with the Business Combination, and other related events, assuming such additional shares were outstanding since January 1, 2023. As the Business Combination and other related events are being reflected as if they had occurred as of January 1, 2023, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes the shares issued in connection with the Business Combination and other related events have been outstanding for the entire periods presented.

For the nine months ended September 30, 2024
Pro forma net loss	$(44,904)
Weighted average shares outstanding – basic and diluted	101,588,967

Pro forma net loss per share, basic and diluted	$(0.44)

For the year ended December 31, 2023
Pro forma net loss	$(445,465)
Weighted average shares outstanding – basic and diluted	101,588,967

Pro forma net loss per share, basic and diluted	$(4.38)

Weighted average shares outstanding for both basic and diluted was calculated as follows for the year ended December 31, 2023 and for the nine months ended September 30, 2024:

Weighted Average Shares Outstanding – Basic and Diluted
Blaize stockholders	55,571,107
BurTech’s public stockholders	5,456,999
Sponsor & related parties	14,456,132
Final closing lenders	25,673,479
Other	431,250

Total Weighted Average Shares Outstanding	101,588,967

The following outstanding shares of Blaize Common Stock equivalents were excluded from the computation of pro forma diluted net loss per share because including them would have had an anti-dilutive effect for the year ended December 31, 2023 and for the nine months ended September 30, 2024:

Assuming No Redemptions
Blaize Stock Options and RSUs(1)	31,679,816
Earnout Shares	17,600,000
Public Warrants	28,750,000
Private Warrants	898,250

Total	78,928,066

(1)	Amount gives effect to the net impact of 19,651,340 options that have been granted or cancelled from October 1, 2024 through the date of this filing.